Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 29, 2007, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-147092) and related Prospectus of Data Domain, Inc. for the registration of 9,775,000 shares of its common stock.

/s/    Ernst & Young LLP

San Jose, California

November 8, 2007